Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 1 of 8 Business Update Call Company Participants Bob Okunski Charles D. Boynton Other Participants Tyler Charles Frank Brian Lee Pavel S. Molchanov Vishal Shah Julien Dumoulin-Smith Philip Shen Cynthia Motz MANAGEMENT DISCUSSION SECTION Operator Good afternoon and welcome to 8point3 Energy Partners' Transaction Announcement Call. Today's call is being recorded. If you have any objections, please disconnect at this time. I'd like to turn the call over to Mr. Bob Okunski, Vice President of Investor Relations of 8point3. Thank you, sir. You may begin. Bob Okunski Thank you, Christine. I'd like to welcome everyone to our conference call to discuss our announcement related to the proposed acquisition of 8point3 by Capital Dynamics. On the call today, Chuck Boynton, our CEO, will provide details of the proposed acquisition, the rationale for the transactions, as well as next steps. Bryan Schumaker, CFO of 8point3, is also on today's call. As a reminder, a replay of the call will be available later today on the Investor Relations page of our website, 8point3energypartners.com. During today's call, we will make forward-looking statements that are subject to various risks and uncertainties that are described in the Safe Harbor slide of today's presentation, the transaction press release, our Annual Report on Form 10-K for 2017 as well. Please see those documents for additional information regarding those factors that may affect these forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the proposed acquisition will be completed or, if it is completed, the timeframe in which it will be completed. The proposed acquisition is subject to the satisfaction of certain conditions contained in the merger agreement. The failure to complete the proposed action could result in a disruption of 8point3's plans, operations and business relationships. To enhance this call, we have also posted a set of PowerPoint slides, which we will reference during this call on the Events and Presentations page of our Investor Relations website. With that, I'd like to turn the call over to Chuck Boynton, CEO of 8point3, who will begin on slide 3. Chuck?

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 2 of 8 Charles D. Boynton Thanks, Bob, and thank you for joining us on the call. I'll provide comments on the proposed transaction before opening the call up for questions. Additionally, while we will not cover it on this call, we also announced our Q4 and fiscal 2017 results as well as filing our 2017 10-K. Please turn to slide 3. Today, we are announcing that our Sponsors' strategic review has concluded and that we have signed a definitive agreement for the acquisition of 8point3 by Capital Dynamics, a global asset management firm for $12.35 per share in cash which has increased at closing based on a set of daily rate representing cash expected to be generated between December 1, 2017 and closing and decreased by dividends paid after January 12, 2018 and prior to closing. I'd like to make a couple of points about this transaction. The transaction represents the culmination of a comprehensive and exhaustive process led by the Sponsors' advisors Goldman Sachs and Bank of America and ongoing coordination with the Independent Financial Advisor of the Conflicts Committee of the Board of Directors and our general partner, which over 130 strategic and financial parties were contacted or expressed inbound interest. At the end of that process, we determined, again, in coordination with the Conflicts Committee and its independent advisors, that Capital Dynamics offered the most compelling proposal to all shareholders. This will be an all-cash transaction, and we plan to continue with our quarterly distribution at our Q4 2017 rate of $28.02 per share until the transaction closes. We expect the transaction to close in Q2 or in Q3 2018 upon the receipt of regulatory approvals, shareholder approval and other satisfaction of other closing conditions. There will be no incremental value to the Sponsors from Capital Dynamics in respect of their ownership of the general partner of the Partnership, or incentive distribution rights in 8point3 Operating Company, LLC. An important element to any transaction is certainty of closing, and with committed financing already in place from Capital Dynamics, we feel confident that they will consummate this transaction. Additionally, the transaction has been unanimously approved by the Conflicts Committee of our general partner's board of directors, as well as approved by the Partnership's board of directors. Also, both First Solar and SunPower's boards have approved the deal. On slide 4, we have provided additional details about the transaction. As I mentioned earlier, Capital Dynamics is a proven asset investor with significant experience in the renewables space. Please turn to slide 5. Currently, Capital Dynamics manages $15 billion of assets under management and advisement primarily in the U.S. and the UK. Of that amount, clean energy infrastructure accounts for $3.5 billion or more than 20% of their portfolio. This portfolio consists of 2.2 gigawatts of net capacity over 100 sites, including solar, wind, gas and biomass projects. Additionally, they acquired 1.1 gigawatts of solar capacity alone in 2017. This gives us confidence that they are an experienced manager of solar projects and the right buyer for this transaction. Now, let me briefly address why we believe this offer is in the best interest of our shareholders. Please turn to slide 6. The original premise for the Partnership was to create a vehicle offering investors an attractive combination of yield and growth, which was the result of access to attractively priced capital which could be used to acquire solar projects from the Partnership's Sponsors. The spread between the cost of debt and equity raised to buy projects and the project yield – project returns would enable distribution growth. However, since the IPO, the spread between the cost of capital and project returns has been challenging. For some additional context, the North American power plant solar market has been and continues to be challenging with the declining PPA pricing, strong competition and various buyers at different times with low costs of capital. This means that 8point3 has not been competitive in buying projects, all at a time when due to low PPA prices, project returns for the Sponsors have declined.

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 3 of 8 Simply it has become very difficult for 8point3 to acquire projects that meet its return thresholds to sustain its growth strategy. These conditions resulted in our Sponsors selling projects outside of 8point3 and seeking to more quickly and efficiently recycle the invested capital earlier in the project process than could be achieved through the sale of projects to 8point3. As a result, First Solar announced that it was exploring strategic alternatives for its ownership stake in the partnership last year, and as a result, SunPower followed. As I mentioned in prior calls, our Sponsors initiated a strategic review, including exploring the potential to replace First Solar as a sponsor, the sale of the Sponsors GP ownership, as well the sale of the entire company. Our discussion with potential partners indicated that there was no compelling option for either replacing First Solar as a sponsor or the sale of the Sponsors' GP stake. Given this feedback, selling the entire company was the only path forward. These challenges presented 8point3 with a number of operational and financial issues that would make it difficult to continue as a standalone company. They also significantly reduce our ability to be competitive in our renewable project marketplace and maintain our core business strategy. For example, our acquisition pipeline is now very limited with few options to materially improve our project acquisition opportunities. Without additional project acquisitions, our ability to maintain our distribution growth strategy will be difficult to sustain. Finally, without our ability to expand our project portfolio to drive additional cash flow, our ability to potentially refinance our short- and long-term capital structure is also challenged. Overall, due to these factors and challenges we are facing, the Boards of Directors of the Partnership, First Solar and SunPower, had determined that the Capital Dynamics offer is the most compelling proposal to all shareholders. As I discussed earlier, this strategic review is a comprehensive and exhaustive process. We have detailed this process on slide 7. As for next steps, please see slide 8. We will now start the preparation and filing of a proxy statement with the Securities and Exchange Commission. After the definitive proxy statement is mailed to shareholders, we will hold a special meeting to approve the transaction as it is subject to majority approval of Class A public shareholders. We will also initiate the process for all regulatory approvals, including FERC, HSR and CFIUS. Subject to all these approvals and other customary closing conditions, we expect the transaction to close in Q2 which ends May 31 or in Q3 2018. With that, I would like to open the call for questions. Operator? Q&A Operator Thank you. At this time, we're now ready to begin the question-and-answer session. [Operator Instructions] Our first question comes from Tyler Frank. Please state your [audio gap] (00:10:11). <Q - Tyler Charles Frank>: Hi. Yes. Robert Baird. Thanks for taking the question, guys. Can you just comment on what you saw in the marketplace for demand just for 8point3? And then I know that you commented a little bit about the market here in the U.S. and returns getting squeezed. Is that an 8point3-specific thing, or do you think that's happening broader across the market where project returns are declining? Thank you. <A - Charles D. Boynton>: Yeah. Thanks, Tyler. So, I'll take the second part first, and that is you're seeing PPA prices in the market that have never been seen before. It continues to decline. And so, the PPA prices, if you track that going back a few years ago, they've come down quite a bit. And that's made the returns for the Sponsors more difficult and has put, I think, additional pressure on 8point3 to be competitive. As it relates to competition, we ran a very exhaustive process, spoke to over 130 companies, and many of those went through and did detailed diligence. There are other assets in the market for sale, but it was a strong competitive process.

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 4 of 8 And at the end, Capital Dynamics had what was the strongest bid. <A - Bob Okunski>: Are you there, Tyler? <Q - Tyler Charles Frank>: Great. Yes. Thank you. That was the only question I had. <A - Bob Okunski>: Okay. Thank you, Tyler. <A - Charles D. Boynton>: Thanks. Operator Our next question comes from Brian Lee. Please state your company name. <Q - Brian Lee>: Hey, guys. It's Goldman Sachs. Operator Brian Lee, your line is now open. <Q - Brian Lee>: Yeah. Goldman Sachs... <A - Charles D. Boynton>: Hi, Brian. <Q - Brian Lee>: I think I was on mute. Hey, Chuck. Couple of questions from me. Just maybe first off, the thought process around why there was no value received for the IDRs in the general partner's ownership stake. And then when you say Capital Dynamics had the strongest bid, I think given the Sponsors here, the motivation, was it – had to do with more the all-cash consideration versus it being the actual highest bid? Can you comment a little bit on that? <A - Charles D. Boynton>: Sure. So, first, on the IDRs, I think the Sponsors – in many deals, you've seen the Sponsors get paid for IDRs or the GP itself, which has value. The Sponsors did not negotiate to receive additional value for the IDRs or the GP. We wanted effectively all shareholders to be treated fairly and equally. And so, there was no additional consideration required by the Sponsors with respect to the GP or the IDRs. And then relative to Capital Dynamics' bid, you'll see in the proxy the details, but effectively, they gave the most compelling bid for all shareholders. We did like the fact that it's all cash. I think that's healthy for everyone. And we negotiated what we think is the best deal for everyone. So, I think I won't get into the other bids, but their bid overall we thought was in the best interest of all shareholders. <Q - Brian Lee>: Okay. Fair enough. And then at face value it seems like valuation, whether on a CAFD basis or dividend yield basis, it's pretty well below some recent comps. I don't want to put words in your mouth, Chuck, but based on your prepared remarks, is it reasonable to conclude this had more to do with 8point3's specific situation, i.e., it was more company-specific versus some sort of general read for the broader YieldCo space and how tough market valuations have become? Just would be curious to hear your take on that. <A - Charles D. Boynton>: Yeah. It's hard to say. We ran a very thorough process and so I think we really did get a very good view of what market is. 8point3 has very, very high quality assets and very high quality projects. I do think, in a rising rate environment and with declining PPAs, you're seeing additional pressure on potentially refinancing debt and what the terminal value would be based on lower PPA prices, and just the market being extremely competitive overall. So I can't sort of say what the read-through value is of other vehicles. But I would just say this is a – it was a very thorough and exhaustive process that led to what we think is the right buyer and a fair price. <Q - Brian Lee>: Okay. Last one housekeeping one for me. How should we think about the incremental cash considerations that you pointed out? So if this closed in Q2, or if it closes in Q3, are there some math we should be running a general ballpark of additional proceeds to the $12.35 in this [indiscernible] (00:15:39)?

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 5 of 8 <A - Charles D. Boynton>: Yeah. There is. So, effectively shareholders will continue to earn dividends and pay dividends and our plan is to keep that flat at the Q4 rate. So, if it closes two quarters later, effectively, you'll get the cash purchase price of $12.35 plus two-quarters of dividends paid. And then as you go further toward the dividend date, the cash consideration price goes up. And then once dividends are paid, it goes back down. So, there's a range that you'll see in the press release that shows the low and the high – I don't have it right in front of me, but it's – so we think it's good for shareholders. This process will take a quarter or two, and so we'll continue getting paid dividends at the Q4 rate and still get the forecast consideration price. <Q - Brian Lee>: Okay. Thank you. <A - Charles D. Boynton>: Great. Thank you, Brian. Next question. Operator Our next question comes from Pavel Molchanov. Your line is now open and please state your company name. <Q - Pavel S. Molchanov>: Raymond James. Back to the issue of this being the best proposal on the table, can you say whether any of the proposals on the table offered a price that was at or above the, let's say, 30-day or a 60-day trading average, somewhere in the $15 range? <A - Charles D. Boynton>: I can't comment all the deal specifics. You'll see a lot of that when the proxy is filed in 30 days. But I don't want to comment on that part of the bid process. <Q - Pavel S. Molchanov>: Okay. Can you talk about the degree to which the Section 201 case played a role in kind of determining the valuation in this case? And secondly, the recent spike in broader market yields, what role did those have in this outcome? <A - Charles D. Boynton>: Yeah. I don't think either of those had a material impact to the proposed transaction with Capital Dynamics. I think it has a broader impact to the market in general. Rising rates are not good for this space. Tax reform, I don't think ultimately has a big impact on 8point3 and the assets that it holds. I think it has a broader impact on future PPA prices. So, I'd say, I wouldn't – I think it's immaterial the overall impact to this transaction. <Q - Pavel S. Molchanov>: All right. Appreciate it. <A - Charles D. Boynton>: Great. Thank you, Pavel. <A - Bob Okunski>: Thanks, Pavel. Operator Next question comes from Vishal Shah. Your line is open and please state your company name. <Q - Vishal Shah>: Yeah, hi. Deutsche Bank. Chuck, I'm curious to just get a sense of how the market environment has changed over the last six months. It sounds like you guys were a lot more confident six months ago around the value of the transaction. What's changed, is it just the fact that the yields are rising or something else? And then also, just in terms of the value of the assets that are being sold, how much of the tax depreciation impact is taking into consideration the fact that lower taxes would drive lower benefits from the depreciation and the tax [indiscernible] (00:19:12). Thank you. <A - Charles D. Boynton>: Yeah, Vishal. As I mentioned to Pavel in the last question, I don't think tax reform had a material impact. As we've modeled the impact to 8point3, there's not really a tax impact in the near-term because of the NOLs and the shield that the company has. So, I don't think that tax reform made an impact on the 8point3 transaction. I think as far as how the process ran, it was a lengthy, lengthy process. And I think you never know where things are going to land during that process, but it was competitive. It was a thorough process. The investors did extensive

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 6 of 8 diligence on the models, multiple bidders. And where we ended was the most compelling bid is what we selected – most compelling bid for all shareholders. And so I think it's a true indication of market. Is that impacted or influenced by things like declining merchant curves or PPA prices or views and interest rates, I would believe that's the case. But it's hard to say. And I think – but again, it was a very long process that included a review of looking for a replacement for First Solar, a replacement for both GPs, or sale of the entire company. And at the end of the day, the only really compelling model was a buy-out of the entire company. And through that process, Capital Dynamics had the most compelling bid, and you'll see obviously more detail in the proxy. <Q - Vishal Shah>: Okay. Okay, great. Thank you. <A - Charles D. Boynton>: Okay. Next question, please? Operator Next question comes from Julien Dumoulin-Smith. Your line is now open, and please state your company name. <Q - Julien Dumoulin-Smith>: Excellent. It's Bank of America Merrill Lynch. Just one quick question on the actual transaction here. The approval vote, when you think about, is this exclusive of the SunPower or First Solar shares, or does that include your ownership when you think about that majority vote? <A - Charles D. Boynton>: Yeah. It would be the majority vote of Class A. So it would not include the Sponsors. The Sponsors have already signed to a vote in favor of the transaction. It needs a majority of the independent shares. <Q - Julien Dumoulin-Smith>: Got it. Excellent. And just can you just give a little bit of a clue as to how the transaction was priced in terms of – just given the stock price performance today and the market [indiscernible] (00:21:54), should we think about this as sort of relative to the close price today, or should we think about this as being struck on some trailing metric when you think about how this specific price is determined? <A - Charles D. Boynton>: Well, again, I think Capital Dynamics did diligence on project models, and they are buying the assets for effectively – as an asset purchase, they're buying effectively the collection of projects. I think their bid represents their views on the free cash flow of those projects. I think that's the way all the bidders viewed this, because it was basically a take-private or a buyout of the public. It's not a – they weren't acquiring a portion of it, they're acquiring the whole company, so their view is simply a run-out or asset value. <Q - Julien Dumoulin-Smith>: Right. So, therefore, it wasn't necessarily priced at a discount versus today's close in lieu of, say, yesterday or something like that, or Friday rather... [indiscernible] (00:23:06) <A - Charles D. Boynton>: ...the proxies, so I would just invite you to review that in a month or so when that comes out, but it will be more clear then. <Q - Julien Dumoulin-Smith>: Great. Thank you. <A - Charles D. Boynton>: Okay. Thank you, Julien. Operator Our next question comes from Philip Shen. Your line is now open, and please state your company name. <Q - Philip Shen>: ROTH Capital Partners. Thanks, Chuck. First question is on – and this might be tough to address, but in so far as you can, can you talk about the relationship that Capital Dynamics had with 8point3 or SunPower and/or First Solar prior to this deal being announced? And then beyond the closing of this deal, is there an expectation, for example, of an ongoing relationship that Capital Dynamics may have with either one of the Sponsors?

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 7 of 8 <A - Charles D. Boynton>: Yeah. Thank you, Philip. So we somehow do not have a relationship with Capital Dynamics. They're an active buyer of energy projects. We have not done a transaction with them. I think First Solar has done one before. And so there is really, I would say, not really much of a prior relationship, and there is not – no contemplated ongoing relationship. They are actively in the market buying solar projects and building out their portfolio. But it's really – they're an arm's length market participant, and there's really no historical or pending, or long-term ongoing relationship as part of this transaction. <Q - Philip Shen>: Great. Thank you for the color there. <A - Charles D. Boynton>: Great. <Q - Philip Shen>: And then... <A - Charles D. Boynton>: Yeah? <Q - Philip Shen>: ...one more here. In terms of the conditions to closing, are there any ones that you might be able to highlight that may be abnormal? Clearly, you laid out the next steps there. But anything else that you might be able to highlight to us in terms of what some risks might be to closing beyond CFIUS, beyond HSR and FERC? What are some things that might be helpful for investors to think about? <A - Charles D. Boynton>: Yeah. I don't – I mean, we named it. You've listed already the closing conditions. We don't see any of those as major obstacles. I think it's a fairly clean transaction. 8point3 is a collection of high-quality projects and I don't see – we don't see any big roadblocks ahead. But I'd say you never know, how things – transactions can always be a little tricky. So the good news is that one of the key parts was the certainty of closing the transaction and one of the good or compelling things in the Capital Dynamics bid is they had committed financing already lined up, which gives us a higher confidence that they will be able to close the transaction. So, thank you, Philip. We have time for one more question. Operator Last question comes from Cynthia Motz. Your line is now open, and please state your company name. <Q - Cynthia Motz>: Oh, hi. It's Williams Capital Group. Thanks for taking my question. I just had a couple of housekeeping ones. Is there a breakup fee or any breakup fees involved? And then second with First Solar, they had been I think owed $50 million from a state line transaction. Is that going to be paid as part of the transaction? And then I have one follow-up. <A - Charles D. Boynton>: So, yes, there is debt owed to First Solar that will be paid as part of this transaction. And, yes, there are breakup fees, you'll see those in the proxy as well. <Q - Cynthia Motz>: Okay. And then, just lastly just back to Brian's question. You said there was going to be a range in the press release just to how to think about that extra cash payment. Is that out yet or – because I don't see it? Just was curious. <A - Charles D. Boynton>: Yes, it is. And so, effectively it's simply we adjust throughout the quarter to accrue for dividends. And so they are accrued throughout the quarter. Dividends are paid and then the price is reduced. And so the way the transaction works is that the shareholders will continue to earn dividends each and every quarter and then the closing share price ratchets up and then drops down as the dividends are paid. <Q - Cynthia Motz>: Okay. Thanks. <A - Charles D. Boynton>: Great. Charles D. Boynton

Company Name: 8point3 Energy Partners Company Ticker: CAFD US Date: 2018-02-05 Event Description: Business Update Call Market Cap: 1,093.80 Current PX: 13.83 YTD Change($): -1.38 YTD Change(%): -9.073 Bloomberg Estimates - EPS Current Quarter: 0.080 Current Year: 0.750 Bloomberg Estimates - Sales Current Quarter: 11.041 Current Year: 74.945 Page 8 of 8 Thank you all. That concludes the conference call. We appreciate everyone's time and we will talk to everyone soon. Thank you. Bye-bye. Operator This concludes today's conference. Thank you for joining. You may now disconnect. This transcript may not be 100 percent accurate and may contain misspellings and other inaccuracies. This transcript is provided "as is", without express or implied warranties of any kind. Bloomberg retains all rights to this transcript and provides it solely for your personal, non-commercial use. Bloomberg, its suppliers and third-party agents shall have no liability for errors in this transcript or for lost profits, losses, or direct, indirect, incidental, consequential, special or punitive damages in connection with the furnishing, performance or use of such transcript. Neither the information nor any opinion expressed in this transcript constitutes a solicitation of the purchase or sale of securities or commodities. Any opinion expressed in the transcript does not necessarily reflect the views of Bloomberg LP. © COPYRIGHT 2018, BLOOMBERG LP. All rights reserved. Any reproduction, redistribution or retransmission is expressly prohibited.